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                                                                Exhibit 10.18

                             STOCK OPTION AGREEMENT


     This Stock Option Agreement (the "Agreement") is made and entered into as of January 16, 1995, by and between BAY MEADOWS OPERATING COMPANY, a Delaware corporation (the "Company"), and F. JACK LIEBAU ("Employee"), under the following circumstances:

     A. The shares of common stock of the Company ("Company Stock") and the shares of common stock of California Jockey Club, a Delaware corporation ("Cal Jockey") trade as a single unit under a pairing arrangement, and are hereinafter referred to as shares of "Paired Common Stock." The shares of common stock of Cal Jockey are hereinafter referred to as shares of "Cal Jockey Stock".

     B. The Company has enacted a 1988 Stock Option Plan (the "Plan"), a copy of which has been delivered to Employee, which provides for the granting of options to purchase shares of Paired Common Stock to certain officers, key employees and prospective officers and key employees of the Company.

     C. Employee is an employee of the Company. The Stock Option Committee of the Company (the "Committee") has authorized the granting of this stock option to Employee, thereby allowing Employee to acquire a proprietary interest in the Company in order that Employee will have further incentive in connection with his employment by the Company.

     D. It is intended that this option shall be a nonqualified option which does not constitute an incentive stock option within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:
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     1. GRANT OF OPTION. The Company hereby grants to Employee, as a separate incentive in connection with his employment and not in lieu of any salary or other compensation for his services, an option to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of 25,000 shares of Paired Common Stock, at the purchase price set forth in paragraph 2 of this Agreement. The stock option described herein is granted pursuant to the Plan. This Agreement and such option are in all respects subject to the terms, conditions and limitations set forth in the Plan.

     2. PURCHASE PRICE AND PAYMENT.

          a. The purchase price per share of Paired Common Stock (the "Option Price") shall be $15.00 which is the fair market value per share of Paired Common Stock as of the close of business on the date of granting of this option.

          b. The Option Price shall be paid in cash.

     3. EXERCISABILITY. Except as hereinafter provided and subject to the provisions of paragraphs 6, 7 and 8 of this Agreement, this option may be exercised as to no more than 8,333 shares covered hereby at any time after January 16, 1996, may be exercised as to no more than an additional 8,333 shares covered hereby at any time after January 16, 1997 and may be exercised in full (to the extent not previously exercised) at any time after January 16, 1998; provided, however, that this option shall become fully exercisable in the event of a change in the ownership or effective control of the Company, or in the event of a change in the ownership of a substantial portion of the assets of the Company.

     4. TERM OF OPTION. Notwithstanding any other provision of this Agreement, this option is not exercisable after January 16, 2000.


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     5. ADJUSTMENTS UPON RECAPITALIZATION.

          a. If the outstanding shares of Company Stock or Cal Jockey Stock are increased, decreased or changed into, or exchanged for, a different number or kind of shares or securities of the Company or Cal Jockey through any reorganization in which the Company or Cal Jockey is the surviving entity, recapitalization, reclassification, stock split-up, stock dividend, stock consolidation or otherwise, an appropriate and proportionate adjustment shall be made changing the number or kind of shares and the exercise price per share allocated to any unexercised portion of this option. Any such adjustment, however, shall be made without change in the total price applicable to the unexercised portion of this option, but with a corresponding adjustment in the price of each share.

          b. Adjustments under this paragraph 5 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of Company Stock or Cal Jockey Stock shall be issued under this option on account of any such adjustment.

          c. Upon a merger or consolidation which results in the disappearance of the Company or Cal Jockey or both of them unless exercised pursuant to paragraph 3, this option shall be assumed by the successor corporation or corporations. The dissolution or liquidation of both the Company and Cal Jockey shall cause this option to terminate.

     6. TERMINATION OF EMPLOYMENT. If Employee ceases to be employed by the Company for any reason other than death or permanent or total disability (as defined in paragraph 7 of this Agreement), Employee shall, unless this option is sooner terminated pursuant to paragraph 4 of this Agreement, have ninety (90) days from the date of termination to exercise this option to the extent it is exercisable immediately prior to the commencement of said period. Unless sooner terminated pursuant to paragraph 4 of this Agreement, this option shall expire at the end of such ninety (90) day period to the extent it remains unexercised at the end of that period.

     7. DISABILITY OF EMPLOYEE. If Employee ceases to be employed by the Company as a result of permanent or total disability (within the meaning of either
Section 22(e)(3) or Section 105(d)(4) of


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the Code), Employee shall, unless this option is sooner terminated pursuant to paragraph 4 of this Agreement, have twelve months from the date of termination of employment to exercise this option to the extent it is exercisable immediately prior to the commencement of said period. Unless sooner terminated pursuant to paragraph 4 of this Agreement, this option shall expire at the end of such twelve-month period to the extent it remains unexercised at the end of that period.

     8. DEATH OF EMPLOYEE. If Employee dies (a) while employed by the Company,
(b) during the twelve-month period described in paragraph 7 of this Agreement, or (c) during the ninety day period described in paragraph 6 of this Agreement, then this option shall, unless sooner terminated pursuant to paragraph 4 of this Agreement, be exercisable during the twelve-month period following Employee's death by the person or persons to whom Employee's rights under this option shall pass by will or by the applicable laws of descent and distribution (and not otherwise, regardless of any community property or other interest therein of the spouse of Employee or such spouse's successor in interest) to the extent it is exercisable immediately prior to the commencement of said period. Unless sooner terminated pursuant to paragraph 4 of this Agreement, this option shall expire at the end of such twelve-month period to the extent it remains unexercised at the end of that period.

     9. MILITARY LEAVE OR SICK LEAVE. If Employee is on military leave or sick leave for less than 91 days or is on such leave for a period of more than 91 days under circumstances where his right to reemployment by the Company (or a related corporation of such corporation, or a corporation or a related corporation of such corporation issuing or assuming this option in a transaction to which Section 425(a) of the Code applies) is guaranteed by statute or contract, his status as an employee for all purposes under this option shall be deemed to continue throughout the period of military leave or sick leave. If Employee is on military leave or sick leave for a period in excess of 90 days and his right to reemployment, as defined above, is not guaranteed either by statute or by contract, his status as an employee for all purposes of this option shall be deemed to have terminated on the 91st day of such leave.

     10. EXERCISE IN EVENT OF DEATH. To the extent exercisable after Employee's death, this option shall be exercised only by Employee's transferee, who shall be the person or persons entitled to this


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option under Employee's will, or if Employee shall fail to make a testamentary disposition of this option, his legal representative. Any transferee exercising this option must furnish the Company with: (a) written notice of his or her status as transferee, (b) evidence satisfactory to the Company to establish the validity of the transfer of this option and compliance with any laws or regulations pertaining to said transfer, and (c) written acceptance of the terms and conditions of this option as described in this Agreement.

     11. RIGHTS AS STOCKHOLDER. Neither Employee nor any person claiming under or through Employee shall be or have any of the rights or privileges of a stockholder of the Company or Cal Jockey in respect of any of the shares of Paired Common Stock issuable upon the exercise of this option, unless and until a certificate or certificates representing such shares shall have been issued, recorded on the records of the Company and Cal Jockey or their transfer agent or registrar, and delivered.

     12. EMPLOYMENT RIGHTS. The granting of this option shall not constitute or be evidence of any agreement or understanding, express or implied, that the Company will employ Employee for any period of time, in any position or at any particular rate of compensation.

     13. METHOD OF EXERCISE This option shall be exercised by delivering to the Company a written notice setting forth the number of shares as to which this option is exercised. Such written notice must be accompanied by payment of the Option Price for such shares in accordance with paragraph 2 of this Agreement.

     14. NOTICES. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of its Secretary, at 2600 South Delaware Street, P.O. Box 5050, San Mateo, California 94402-0050, or at such other address as the Company may hereafter designate in writing. Any notice to be given to Employee shall be addressed to Employee at the address set forth beneath Employee's signature at the bottom of this Agreement, or at such other address as Employee may hereafter designate in writing. Any such notice shall be deemed to have been duly given if and when enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited, postage and fees prepaid, with the United States Postal Service.


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     15. OTHER BENEFITS. Nothing herein contained shall affect Employee's right to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance or other employee welfare plan or program of the Company.

     16. RESTRICTIONS ON TRANSFER. This option is not transferable by Employee other than by will or the laws of descent and distribution applicable upon Employee's death and is exercisable during Employee's lifetime only by Employee. Except as set forth in the immediately preceding sentence, this option may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or any similar process. In the event that an attempted transfer, assignment, pledge, or hypothecation is made contrary to the provisions of this Agreement, this option and the rights and privileges conferred hereby shall immediately terminate without notice.

     17. SUCCESSORS AND ASSIGNS. Subject to the limitations on the transferability of this option contained herein, this Agreement shall be binding


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upon and inure to the benefit of the heirs, legal representatives, successors and assigns of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.


                                         BAY MEADOWS OPERATING COMPANY,
                                         the "Company"

                                         By
                                           -------------------------------------
                                                John C. Harris, Chairman


                                           -------------------------------------
                                           F. Jack Liebau,
                                           Employee


                                           -------------------------------------

                                           -------------------------------------
                                                                       (address)

                                           -------------------------------------
                                                        (social security number)


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